EXHIBIT 23

INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-32681 of Sun Bancorp, Inc. on Form S-8 of our report dated February 1, 1999, appearing in this Annual Report on Form 10-K of Sun Bancorp, Inc. for the year ended December 31, 1998.



/s/ Deloitte & Touche LLP
---------------------------------
DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania

March 30, 1999